Exhibit 23.1

Deloitte & Touche LLP
1 Place Ville Marie
Suite 3000
Montreal QC H3B 4T9
Canada

Tel: (514) 393-5246
Fax: (514) 390-4113
www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the use of our reports dated November 13, 2006 relating to the financial statements of CGI Group Inc. (which includes comments by Independent Registered Chartered Accountants on Canada−United States of America reporting differences) and management’s report on internal control over financial reporting appearing in this Annual Report of CGI Group Inc. on Form 40−F for the year ended September 30, 2006.

We also consent to the incorporation by reference in Registration Statements (Nos. 333−112021, 333−13350, 333−66044 and 333−74932) on Form S−8 of our reports dated November 13, 2006 relating to the financial statements of CGI Group Inc. (which includes comments by Independent Registered Chartered Accountants on Canada−United States of America reporting differences) and management’s report on internal control over financial reporting appearing in the Annual Report on Form 40−F of CGI Group Inc. for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Independent Registered Chartered Accountants
November 13, 2006